Exhibit 99.1

Contacts:

Investor Relations:

Angela White

ir@vistaprint.com
781-652-6480

Media Relations:

Manya Chait

publicrelations@vistaprint.com
781-652-6444

VistaPrint Reports Third Quarter of Fiscal Year 2007 Financial Results

•	Revenue rose 67 percent year over year

•	GAAP net income increased 40 percent year over year

•	Acquired 800,000 first-time customers in the quarter

•	63 percent of bookings came from repeat customers

•	32 percent of revenue came from non-US websites

Hamilton, Bermuda, April 26, 2007 — VistaPrint Limited (Nasdaq:VPRT), the leading online supplier of high-quality graphic design services and customized printed products to small businesses and consumers, today announced its financial results for the three month period ended March 31, 2007, the third quarter of its 2007 fiscal year.

Revenue for the third quarter of fiscal year 2007 was $69.3 million, an increase of 67 percent when compared to revenue of $41.6 million in the same quarter of fiscal year 2006.

Net income on a GAAP basis for the third quarter of fiscal year 2007 was $7.4 million, which was 10.6 percent of revenue and $0.16 per share on a fully diluted basis. During the same quarter of the prior fiscal year, ended March 31, 2006, the Company achieved net income on a GAAP basis of $5.3 million, which was 12.7 percent of revenue and $0.12 per share on a fully diluted basis.

On a non-GAAP basis, excluding share-based compensation expense, adjusted net income for the third quarter of fiscal 2007 was $9.4 million, 13.5 percent of revenue, and $0.20 per fully diluted share. During the same quarter of the prior year, non-GAAP adjusted net income, excluding share-based compensation expense and the reversal of an income tax accrual, was $7.2 million, 17.3 percent of revenue, and $0.16 per fully diluted share.

“VistaPrint delivered another outstanding quarter,” said Robert Keane, president and chief executive officer. “Our results confirm the power of our value proposition in this very large market.” Continuing, Mr. Keane stated, “Our business is growing rapidly and we continue to invest for significant growth. We seek to build a transformational business and remain focused on the long term.”

Financial Metrics:

•	Revenue for the third quarter grew to $69.3 million, a 67 percent increase over revenue of $41.6 million reported in the same quarter a year ago.

•	The third quarter of fiscal 2007 was the Company’s 27th consecutive quarter of organic sequential revenue growth.

•	Gross margin (revenue minus the cost of revenue) in the third quarter was 65.1 percent, compared to 70.6 percent in the same quarter a year ago.

•	Operating income in the third quarter of was $7.4 million, or 10.7 percent of revenue, and reflected a 45 percent increase over $5.1 million in the prior fiscal year period.

•	GAAP net income for the third quarter was $7.4 million, or 10.6 percent of revenue, representing a 40 percent increase compared to $5.3 million during the same quarter last year.

•

Non-GAAP net income for the third quarter, which excludes share-based compensation expense, was $9.4 million, or 13.5 percent of revenue, representing a 31 percent increase over $7.2 million in the prior fiscal year period, which excluded share-based compensation expense and the reversal of an income tax accrual.

•

Non-GAAP fully diluted earnings per share for the third quarter, which excludes share-based compensation expense, was $0.20, versus $0.16 in the same quarter a year ago, which excluded share-based compensation expense and the reversal of an income tax accrual.

•	The Company had $113 million in cash, cash equivalents and marketable securities as of March 31, 2007.

•	Capital expenditures in the third quarter were $14.5 million.

•	During the third quarter, the Company generated $18.5 million in cash from operations.

Operating Metrics:

•	Number of new customers totaled more than 800,000 in the quarter ending March 31, 2007, representing the greatest number of new customers in a single quarter in operating history.

•	Repeat customers generated 63 percent of total quarterly bookings, the same as in the third quarter of the prior fiscal year.

•	Average daily order volume in the third quarter exceeded 21,000, up 50 percent from an average of approximately 14,000 orders per day in the prior fiscal year’s third quarter.

•	Advertising spending in the third quarter was $13.9 million or 20.1 percent of revenue.

•	Non-US markets contributed 32 percent of total revenue in the third quarter, up from 30 percent in the prior fiscal year’s third quarter.

•	Average Order Value in the third quarter including revenue from shipping was $33.02, a 9 percent increase when compared to $30.16 in the same quarter in the prior fiscal year.

•	Web site sessions in the third quarter were 34.9 million, a 38 percent increase over 25.3 million in the third quarter of fiscal 2006.

•	Conversion rates were 5.6 percent in the third quarter of fiscal 2007, compared to 5.2 percent during same quarter in the prior year.

Growth Investments & Innovation:

•	Invested $14.5 million in capital expenditures in the third quarter of fiscal 2007.

•	Ramped up operations in VistaPrint’s European marketing headquarters in Barcelona.

•	Completed a 95,000 square foot expansion of the Canadian manufacturing facility.

•	Introduced two new products: pocket-sized self-inking stamps and personalized bank checks.

“VistaPrint continues to deliver strong financial results in line with the top end of our prior guidance,” noted chief financial officer Harpreet Grewal. He continued, “Our results derive from the strong value proposition we deliver and are indicative of the opportunity we see ahead of the Company.”

Financial Guidance as of April 26, 2007:

Based on current and anticipated levels of demand, the Company expects the following financial results:

Revenue

•	For the fourth quarter of fiscal year 2007, ending June 30, 2007, the Company expects revenue to be $71 million to $74 million.

•	For the full fiscal year ending June 30, 2007, the Company expects revenue to be $254 million to $257 million.

Gross Margins

•	For the fourth quarter of fiscal year 2007, ending June 30, 2007, the Company expects gross margins to be 63 percent to 65 percent.

•	For the full fiscal year ending June 30, 2007, the Company expects gross margins to be 64 percent to 65 percent.

GAAP Fully-Diluted Earnings Per Share

•

For the fourth quarter of fiscal year 2007, ending June 30, 2007, the Company expects GAAP fully-diluted earnings per share to be $0.10 to $0.12. GAAP fully-diluted earnings per share in the fourth quarter will be impacted by an increase in share-based compensation charges related to a departmental reorganization.

•	For the full fiscal year ending June 30, 2007, the Company expects GAAP fully-diluted earnings per share to be $0.58 to $0.60.

Non-GAAP Fully-Diluted Earnings Per Share

•	For the fourth quarter of fiscal year 2007, ending June 30, 2007, the Company expects non-GAAP fully-diluted earnings per share, excluding share-based compensation expense, to be $0.18 to $0.20.

•	For the full fiscal year ending June 30, 2007, the Company expects non-GAAP fully-diluted earnings per share, excluding share-based compensation, to be $0.76 to $0.78.

Capital Expenditures

Given current and anticipated demand, the Company expects capital expenditures in line with previous guidance, as follows:

•	For the fourth quarter of fiscal year 2007, ending June 30, 2007, the Company expects to make capital expenditures of $17 to $20 million.

•

For the full fiscal year ending June 30, 2007, the Company expects to make capital expenditures of approximately 24 to 25 percent of fiscal year 2007 revenue, which translates to between $62 and $65 million given revenue guidance of $254 to $257 million.

The foregoing guidance supersedes any guidance previously issued by the Company for the fourth quarter of fiscal 2007 and for the full fiscal years ending June 30, 2007 and June 30, 2008. All such previous guidance should no longer be relied upon.

At approximately 4:15 p.m. (EDT) on April 26, 2007 VistaPrint will post, on the investor relations section of www.vistaprint.com, a link to a pre-recorded audio visual end-of-quarter presentation along with a downloadable transcript of the prepared remarks that accompany that presentation. At 5:00 p.m. (EDT) there will be a Web cast of a live Q&A session with VistaPrint management. Links to this Q&A session will also be posted on the investor relations section of the Company’s Web site. A replay of the Q&A session will be available on the Company’s Web site following the call on April 26, 2007.

About non-GAAP financial measures

To supplement VistaPrint’s consolidated financial statements presented in accordance with U.S. generally accepted accounting principles or GAAP, VistaPrint uses the following measures defined as non-GAAP financial measures by the SEC: non-GAAP adjusted net income and non-GAAP adjusted net income per diluted share. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. For more information on these non-GAAP financial measures, please see the table captioned “Reconciliations of Non-GAAP Financial Measures” included at the end of this release.

VistaPrint’s management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding certain expenses that may not be indicative of our core business operating results. VistaPrint believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing VistaPrint’s performance and when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to VistaPrint’s historical performance and our competitors’ operating results. VistaPrint believes these non-GAAP financial measures are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision making. Management uses these supplemental measures to evaluate performance period over period and to analyze the underlying trends in the Company’s business and to establish operational goals and forecasts that are used in allocating resources.

VistaPrint expects to compute its non-GAAP financial measures using the same consistent method from quarter to quarter and year to year. The accompanying table has more details on the GAAP financial measures that are most directly comparable to non-GAAP financial measures and the related reconciliation between these financial measures. The items excluded from the non-GAAP measurements are share-based compensation expenses and tax accrual adjustments related to prior years.

Share-based compensation expense

VistaPrint adopted SFAS 123(R), Share-Based Payments, on July 1, 2005 and began expensing the fair value of share option grants issued to employees and directors. Prior to that date, the Company had accounted for share option grants under the provisions of APB No. 25, Accounting for Stock Issued to Employees, and therefore had not recorded any compensation expense related to such grants. Management has excluded share-based compensation expense from the non-GAAP measurements for fiscal year 2006 and 2007 to facilitate comparison and analysis to historical performance and our competitors’ operating results.

Tax accrual adjustments related to prior years

In the quarter ending March 31, 2006, VistaPrint reversed excess income tax reserves related to the completion of an audit of a prior fiscal year at its wholly-owned United States subsidiary, VistaPrint USA, Incorporated. This reversal was accounted for as a discrete event and resulted in an income tax benefit during this period. Management has excluded the impact of this tax accrual adjustment from the non-GAAP financial measures to facilitate comparison and analysis of historical performance and present a view of the current fiscal year’s effective tax rate that management believes is more consistent with both historical performance and expected future financial results.

Although management believes that these non-GAAP financial measures are helpful to understanding the Company’s financial performance, to gain a complete picture of all effects on the Company’s financial performance from any and all events, management does (and investors should) rely upon the GAAP statement of operations.

About VistaPrint

VistaPrint Limited (NASDAQ:VPRT) is the leading online supplier of high-quality graphic design services and customized printed products to small businesses and consumers. VistaPrint offers custom designed, full-color, low-cost printed products in small quantities. Over 9 million small businesses and consumers have already chosen VistaPrint for products ranging from business cards and brochures to invitations and thank you cards. Products are printed at our two state-of-the-art plants in North America and Europe that total over 200,000 square feet of production space. A global company, VistaPrint employs more than 900 people and operates 17 localized web sites serving over 120 countries around the world. A broad range of design options are available online at www.vistaprint.com. VistaPrint’s printed products are satisfaction guaranteed.

VistaPrint, the VistaPrint logo and VistaPrint.com are registered trademarks of VistaPrint. All other brand and product names appearing on this announcement may be trademarks or registered trademarks of their respective holders.

This press release contains information about future expectations, plans and prospects of our management that constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995, including, but not limited to, statements concerning the expected growth and development of our business including the financial guidance set forth under the heading “Financial Guidance as of April 26, 2007,” our operating performance, our margins, our market position, our reinvestment program, and our ability to successfully attract and retain customers. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors including, but not limited to, our ability to attract customers and to retain customers and to do so in a cost-effective manner, willingness of purchasers of graphic design services and printed products to shop online, failure of our investments, unexpected increases in our use of funds, failure to increase our revenue and keep our expenses consistent with revenue, failures of our web sites or network infrastructure, failure to maintain the prices we charge for our products and services, the inability of our manufacturing operations to meet customer demand, and other factors that are discussed in our Annual Report on Form 10-K for the year ended June 30, 2006, our Quarterly Report on Form 10-Q for the quarter ended December 31, 2006, and other documents periodically filed with the SEC.

In addition, the statements in this press release represent our expectations and beliefs as of the date of this press release. We anticipate that subsequent events and developments may cause these expectations and beliefs to change. We specifically disclaim any obligation to update any forward-looking statements. These forward-looking statements should not be relied upon as representing our expectations or beliefs as of any date subsequent to the date of this press release.

Financial Tables to Follow

VistaPrint Limited

Consolidated Balance Sheets

	March 31, 2007	June 30, 2006
	(Unaudited)
	(In thousands, except share and per share data)
Assets
Current assets:
Cash and cash equivalents	$63,856	$64,653
Marketable securities	49,185	43,474
Accounts receivable, net of allowances of $42 and $50 at March 31, 2007 and June 30, 2006, respectively	3,574	1,465
Inventory	1,237	1,407
Prepaid expenses and other current assets	5,726	3,564

Total current assets	123,578	114,563
Property, plant and equipment, net	90,345	50,311
Software and web site development costs, net	3,402	2,417
Patents	1,312	1,417
Deferred tax asset	302	435
Deposits, image licenses and other noncurrent assets	4,720	2,249

Total assets	$223,659	$171,392

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$9,786	$6,240
Accrued expenses	25,235	13,716
Deferred revenue	666	1,924
Current portion of long-term debt	3,194	2,482

Total current liabilities	38,881	24,362
Long-term debt	22,488	23,046
Shareholders’ equity:
Common shares, par value $0.001 per share, 500,000,000 shares authorized at March 31, 2007 and June 30, 2006, respectively; 43,059,651 and 41,500,750 shares issued and outstanding at March 31, 2007 and June 30, 2006, respectively	43	42
Additional paid-in capital	161,890	146,354
Accumulated deficit	(1,332)	(23,077)
Accumulated other comprehensive income	1,689	665

Total shareholders’ equity	162,290	123,984

Total liabilities and shareholders’ equity	$223,659	$171,392

VistaPrint Limited

Consolidated Statements of Operations

	Three Months Ended March 31,		Nine Months Ended March 31,
	2007	2006	2007	2006
	(Unaudited)
	(in thousands, except share and per share data)
Revenue	$69,348	$41,603	$183,384	$106,867

Cost of revenue (1)	24,168	12,225	64,227	35,202
Technology and development expense (1)	7,158	4,110	19,105	10,656
Marketing and selling expense (1)	23,589	14,299	61,433	36,701
General and administrative expense (1)	6,991	5,828	16,439	10,118

Income from operations	7,442	5,141	22,180	14,190
Interest income	1,181	905	3,505	1,789
Other income (expenses), net	100	(182)	3	(383)
Interest expense	446	337	1,391	822

Income from operations before income taxes	8,277	5,527	24,297	14,774
Income tax provision	892	263	2,551	1,143

Net income	$7,385	$5,264	$21,746	$13,631

Net income attributable to common shareholders:
Basic	$7,385	$5,264	$21,746	$11,286
Diluted	$7,385	$5,264	$21,746	$11,360

Basic net income per share	$0.17	$0.13	$0.52	$0.37

Diluted net income per share	$0.16	$0.12	$0.48	$0.33

Weighted average common shares outstanding—basic	42,744,295	40,011,954	42,166,004	30,576,523

Weighted average common shares outstanding—diluted	45,794,099	44,979,724	45,214,782	34,316,171

(1)	Share-based compensation is allocated as follows:

	Three Months Ended March 31,		Nine Months Ended March 31,
	2007	2006	2007	2006
	(Unaudited)
	(in thousands)
Cost of revenue	$123	$26	$305	$58
Technology and development expense	657	196	1,690	348
Marketing and selling expense	413	51	1,131	89
General and administrative expense	812	1,908	1,947	2,025

	$2,005	$2,181	$5,073	$2,520

VistaPrint Limited

Reconciliations of Non-GAAP Financial Measures

	Three Months Ended March 31,		Nine Months Ended March 31,
	2007	2006	2007	2006
	(Unaudited)
	(in thousands, except per share data)
Non-GAAP adjusted net income reconciliation:
Net income	$7,385	$5,264	$21,746	$11,360
Add back:
Share-based compensation expense	2,005	2,181	5,073	2,520
Income tax benefit from reserve reversal	—	(252)	—	(252)

Non-GAAP adjusted net income	$9,390	$7,193	$26,819	$13,628

Non-GAAP adjusted net income per diluted share reconciliation:
Net income per diluted share	$0.16	$0.12	$0.48	$0.33
Add back:
Share-based compensation expense	0.04	0.05	0.11	0.07
Income tax benefit from reserve reversal	—	(0.01)	—	(0.01)

Non-GAAP adjusted net income per diluted share	$0.20	$0.16	$0.59	$0.39

Shares used in non-GAAP per share calculation—diluted	46,410,854	45,194,334	45,622,070	34,476,534

VistaPrint Limited

Consolidated Statements of Cash Flows

	Nine Months Ended March 31,
	2007	2006
	(Unaudited)
	(in thousands)
Operating activities
Net income	$21,746	$13,631
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	10,113	5,575
Loss on disposal of equipment	357	—
Impairment loss on equipment	1,013	—
Share-based compensation expense	5,073	2,520
Deferred taxes	134	159
Changes in operating assets and liabilities:
Accounts receivable	(2,066)	(414)
Inventory	199	(589)
Prepaid expenses and other assets	(4,095)	(1,957)
Accounts payable	833	(1,968)
Accrued expenses and other current liabilities	9,685	6,285

Net cash provided by operating activities	42,992	23,242

Investing activities
Purchases of property, plant and equipment, net	(45,013)	(15,948)
Proceeds from sale of equipment	256	—
Purchases of marketable securities	(48,700)	(53,808)
Sales of marketable securities	42,660	12,475
Capitalization of software and website development costs	(2,944)	(1,736)

Net cash used in investing activities	(53,741)	(59,017)

Financing activities
Proceeds from long-term debt	1,630	9,214
Repayment of long-term debt	(1,820)	(933)
Payment of offering costs	—	(1,384)
Net proceeds from public offering	—	61,380
Proceeds from issuance of common shares	10,185	609

Net cash provided by financing activities	9,995	68,886

Effect of exchange rate changes on cash	(43)	45

Net increase (decrease) in cash and cash equivalents	(797)	33,156

Cash and cash equivalents at beginning of period	64,653	26,402

Cash and cash equivalents at end of period	$63,856	$59,558

Supplemental Noncash Financing Activities
Accretion of preferred shares	$—	$1,295